Exhibit 10.22

Lock-Up Agreements

Name	Date of Lock-Up Agreement
Onex Advisor III LC	May 13, 2010
Onex Partners II LP	May 13, 2010
Onex Partners II GP LP	May 13, 2010
Onex US Principals LP	May 13, 2010
Onex American Holdings II LLC	May 13, 2010
Tube City Executive Investco LLC	May 13, 2010
J. David Aronson	May 13, 2010
I Michal Coslov	May 13, 2010
John J. Connelly	May 13, 2010
Joseph Curtin	May 13, 2010
Timothy A.R. Duncanson	May 13, 2010
Raymond S. Kalouche	May 13, 2010
Thomas E. Lippard	May 13, 2010
David J. Mansell	May 13, 2010
Colin Osborne	May 13, 2010
Daniel E. Rosati	May 13, 2010
Patrick W. Tolbert	May 13, 2010

[—], 2010

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated,

as Representative of the several

Underwriters to be named in the

within-mentioned Purchase Agreement

One Bryant Park

New York, New York 10036

Re:	Proposed Public Offering by TMS International Corp.

Dear Sirs:

The undersigned, a stockholder and/or an officer and/or director of TMS International Corp., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and the Selling Shareholders providing for the public offering of shares (the “Securities”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Purchase Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that [(1)] Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be[, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers]*:

(i) as a bona fide gift or gifts; or

*	Bracketed language to be deleted from the Onex lock-up letter agreements.

(ii) by way of testate or intestate succession or by operation of law, or to any members of the immediate family of the undersigned, or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin)[, provided that any such transfer shall not involve a disposition for value]**; or

(iii) if the Lock-Up Securities are held by a corporation, partnership, limited liability company or other entity, to any of its stockholders, partners, members or affiliates or any of its affiliates’ directors, officers and employees; or

(iv) to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, during the 180-day lock-up period (as it may be extended hereunder), the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding anything to the contrary herein, the undersigned shall be permitted to establish a contract, instruction or plan meeting the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”), at any time during the 180-day lock-up period, provided that, prior to the expiration of the 180-day lock-up period, (x) the undersigned shall not transfer any of the undersigned’s Lock-Up Securities under such 10b5-1 Plan and (y) the undersigned shall not make any public announcement with respect to such 10b5-1 Plan.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension; provided, however, that if the Company becomes aware that the potential material news or material event referenced in clause (2) above will not occur during the 16-day period referenced in such clause (2), then the restrictions imposed by this lock-up agreement shall terminate on the earlier of (x) the later of (i) the date that the Company becomes so aware and (ii) the expiration of the 180-day lock-up period, and (y) the expiration of the 18-day period beginning on the last day of the 180-day lock-up period.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this

**	Bracketed language to be included only in the Onex lock-up letter agreements.

lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Nothing in this agreement shall restrict the undersigned from exchanging any of the undersigned’s Lock-Up Securities for capital stock of the Company.

This agreement shall lapse and become null and void if (i) prior to entering the Purchase Agreement, the Company or Onex Partners II LP notifies the Representative in writing that the Company does not intend to proceed with the offering of the Common Stock through the Representative, (ii) the Company, the Selling Shareholders and the Representative have not entered into the Purchase Agreement on or before November 15, 2010, or (iii) for any reason the Purchase Agreement is terminated prior to the Closing Date (as defined therein).

Very truly yours,

Signature:

Print Name: